(h)(2)(ii)

August 6, 2014

Attention:  President

BNY Mellon Investment Servicing (US) Inc.

301 Bellevue Parkway

Wilmington, Delaware 19809

Dear Sir or Madam:

Pursuant to the Transfer Agency Services Agreement, dated February 25, 2009, between the Funds (as defined in the Agreement) and BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc., as amended (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Dispersing Agent to render such services to Voya Securitized Credit Fund, a newly established series of Voya Separate Portfolios Trust, effective on August 6, 2014, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to the Amended Exhibit A of the Agreement.  This Amended Exhibit A supersedes the previous Amended Exhibit A, dated May 21, 2014.

The Amended Exhibit A has also been updated to reflect the removal of VY BlackRock Health Sciences Opportunities Portfolio, VY BlackRock Large Cap Growth Portfolio, Voya GET U.S. Core Portfolio — Series 14, VY Marsico Growth Portfolio, VY MFS Total Return Portfolio, and VY MFS Utilities Portfolio, because these series recently merged or liquidated.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Funds by signing below.

Very sincerely,

		By:	/s/ Todd Modic
Todd Modic
Senior Vice President
Voya Investors Trust
Voya Separate Portfolios Trust
Voya Variable Insurance Trust

ACCEPTED AND AGREED TO:
BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Peter G. Rigopoulos
Name:	Peter G. Rigopoulos
Title:	VP Relationship Executive	, Duly Authorized

AMENDED EXHIBIT A

(Dated: August 6, 2014)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency Services Agreement, dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. and the Fund (the “Agreement”).  For all purposes under the Agreement, the terms Fund and Portfolio shall refer to the following, respectively:

Voya Equity Trust

Voya Growth Opportunities Fund

Voya Large Cap Value Fund

Voya MidCap Opportunities Fund

Voya Multi-Manager Mid Cap Value Fund

Voya Real Estate Fund

Voya SmallCap Opportunities Fund

Voya Funds Trust

Voya Floating Rate Fund

Voya GNMA Income Fund

Voya High Yield Bond Fund

Voya Intermediate Bond Fund

Voya Short Term Bond Fund

Voya Strategic Income Fund

Voya Investors Trust

VY BlackRock Inflation Protected Bond Portfolio

VY Clarion Global Real Estate Portfolio

VY Clarion Real Estate Portfolio

VY DFA World Equity Portfolio

VY FMRSM Diversified Mid Cap Portfolio

VY Franklin Income Portfolio

VY Franklin Mutual Shares Portfolio

VY Franklin Templeton Founding Strategy Portfolio

Voya Global Perspectives Portfolio

Voya Global Resources Portfolio

VY Invesco Growth and Income Portfolio

VY JPMorgan Emerging Markets Equity Portfolio

VY JPMorgan Small Cap Core Equity Portfolio

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio

Voya Limited Maturity Bond Portfolio

Voya Liquid Assets Portfolio

VY Morgan Stanley Global Franchise Portfolio

Voya Multi-Manager Large Cap Core Portfolio

Voya High Yield Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Growth Portfolio

Voya Retirement Moderate Growth Portfolio

Voya Retirement Moderate Portfolio

VY T. Rowe Price Capital Appreciation Portfolio

VY T. Rowe Price Equity Income Portfolio

VY T. Rowe Price International Stock Portfolio

VY Templeton Global Growth Portfolio

Voya U.S. Stock Index Portfolio

Voya Mutual Funds

Voya Diversified Emerging Markets Debt Fund

Voya Diversified International Fund

Voya Emerging Markets Equity Dividend Fund

Voya Multi-Manager Emerging Markets Equity Fund

Voya Global Bond Fund

Voya Global Equity Dividend Fund

Voya Global Natural Resources Fund

Voya Global Opportunities Fund

Voya Global Perspectives Fund

Voya Global Real Estate Fund

Voya International Core Fund

Voya International Real Estate Fund

Voya Multi-Manager International Small Cap Fund

Voya International Value Equity Fund

Voya Russia Fund

Voya Partners, Inc.

VY American Century Small-Mid Cap Value Portfolio

VY Baron Growth Portfolio

VY Columbia Small Cap Value II Portfolio

VY Columbia Contrarian Core Portfolio

VY Fidelity® VIP Contrafund® Portfolio

VY Fidelity® VIP Equity-Income Portfolio

VY Fidelity® VIP Mid Cap Portfolio

Voya Global Bond Portfolio

Voya Index Solution 2015 Portfolio

Voya Index Solution 2020 Portfolio

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution Income Portfolio

VY Invesco Comstock Portfolio

VY Invesco Equity and Income Portfolio

VY JPMorgan Mid Cap Value Portfolio

VY Oppenheimer Global Portfolio

VY PIMCO Bond Portfolio

VY Pioneer High Yield Portfolio

Voya Solution 2015 Portfolio

Voya Solution 2020 Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution Aggressive Portfolio

Voya Solution Moderately Aggressive Portfolio

Voya Solution Conservative Portfolio

Voya Solution Balanced Portfolio

Voya Solution Income Portfolio

Voya Solution Moderately Conservative Portfolio

VY T. Rowe Price Diversified Mid Cap Growth Portfolio

VY T. Rowe Price Growth Equity Portfolio

VY Templeton Foreign Equity Portfolio

Voya Prime Rate Trust

Voya Senior Income Fund

Voya Separate Portfolios Trust

Voya Emerging Markets Corporate Debt Fund

Voya Emerging Markets Hard Currency Debt Fund

Voya Emerging Markets Local Currency Debt Fund

Voya Investment Grade Credit Fund

Voya Retirement Solution 2020 Fund

Voya Retirement Solution 2025 Fund

Voya Retirement Solution 2030 Fund

Voya Retirement Solution 2035 Fund

Voya Retirement Solution 2040 Fund

Voya Retirement Solution 2045 Fund

Voya Retirement Solution 2050 Fund

Voya Retirement Solution 2055 Fund

Voya Retirement Solution Income Fund

Voya Securitized Credit Fund

Voya Variable Products Trust

Voya International Value Portfolio

Voya MidCap Opportunities Portfolio

Voya SmallCap Opportunities Portfolio